EXHIBIT 99.1

Amtech Reports Third Quarter Fiscal 2025 Results

TEMPE, Ariz., August 6, 2025 -- Amtech Systems, Inc. ("Amtech") (NASDAQ: ASYS), a manufacturer of equipment and consumables for semiconductor fabrication and packaging, today reported results for its third quarter ended June 30, 2025.

Third Quarter Fiscal 2025 Financial and Operational Results:

•
Net revenue of $19.6 million
•
Cash of $15.6 million
•
Cash provided by operations of $2.5 million
•
GAAP net income of $0.1 million
•
Non-GAAP net income of $0.9 million (1)
•
Adjusted EBITDA of $2.2 million (1)
•
Customer orders of $21.7 million
•
Backlog of $21.2 million

(1) See GAAP to non-GAAP and EBITDA and Adjusted EBITDA reconciliation in schedules following this release.

“I’m pleased to report that our third quarter performance was above expectations, with revenue of $19.6 million, an increase of 26% over the prior quarter. Both our Thermal Processing Solutions and our Semiconductor Fabrication Solutions segments exceeded forecasts, reflecting ongoing strength in the advanced packaging market and stabilizing demand within the mature-node semiconductor market. We have made significant progress optimizing our operating model over the past 18 months, resulting in $13 million in annualized savings. Looking ahead, we believe the structural changes we’ve made to improve operating leverage and our focused investments in product and application development position us well to deliver profitable growth in the years ahead,” commented Mr. Bob Daigle, Chief Executive Officer of Amtech.

GAAP and Non-GAAP Financial Results

(in millions, except per share amounts)	Q3	Q2	Q3	9 Months	9 Months
	FY 2025	FY 2025	FY 2024	2025	2024
Revenues, net	$19.6	$15.6	$26.7	$59.5	$77.1
Gross profit (loss)	$9.1	$(0.3)	$9.8	$18.2	$26.4
Gross margin	46.7%	-2.1%	36.5%	30.5%	34.3%
Non-GAAP gross profit (1)	$9.1	$5.7	$9.8	$24.2	$27.7
Non-GAAP gross margin (1)	46.7%	36.3%	36.5%	40.6%	36.0%

GAAP net income (loss)	$0.1	$(31.8)	$0.4	$(31.4)	$(8.0)
GAAP net income (loss) per diluted share	$0.01	$(2.23)	$0.03	$(2.20)	$(0.56)
Non-GAAP net income (loss) (1)	$0.9	$(2.3)	$1.1	$(0.6)	$0.3
Non-GAAP net income (loss) per diluted share (1)	$0.06	$(0.16)	$0.08	$(0.04)	$0.02

(1) See GAAP to non-GAAP reconciliation in schedules following this release.

Net revenues increased 26% sequentially from the prior quarter, driven primarily by strong demand in Asia for reflow ovens used in AI applications. Revenues decreased 27% compared to the same period last year, largely due to continued weakness in the mature node semiconductor market, which led to lower sales of wafer cleaning equipment, diffusion systems, and high-temperature furnaces. This decline was partially offset by increased sales of advanced packaging solutions.

GAAP gross margin increased by $9.5 million sequentially from the prior quarter, primarily due to the absence of $6.0 million in non-cash inventory write-downs recorded last quarter. Compared to the same period last year, gross margin decreased by $0.6 million, driven by lower sales volume resulting from continued weak demand in the mature node semiconductor market. This quarter’s gross margin benefited from a $1.0 million Employee Retention Credit ("ERC") refund. Excluding the ERC, normalized gross margin was 41.5%, a solid improvement from 36.5% in the third quarter of fiscal 2024.

Selling, General & Administrative (“SG&A”) expenses increased $0.3 million sequentially from last quarter and decreased $0.8 million compared to the same prior year period. The increase from last quarter is primarily due to an increase in third party consulting costs. The decrease compared to the same prior year period is primarily due to the ERC refund and cost reductions attributed to actions we have taken to reduce our fixed cost structure. We also saw lower commission expense from the reduced sales volume.

Research, Development, and Engineering expenses declined by $0.5 million quarter-over-quarter, primarily due to project-specific purchasing timing and the benefit of the ERC refund. Compared to the same period last year, expenses decreased $0.3 million, reflecting the ERC benefit and non-recurring development efforts within our Semiconductor Fabrication Solutions segment.

GAAP net income for the third quarter of fiscal 2025 was $0.1 million, or 1 cents per share. This compares to GAAP net loss of $31.8 million, or 2.23 cents per share for the preceding quarter and GAAP net income of $0.4 million, or 3 cents per share, for the third quarter of fiscal 2024.

Non-GAAP net income for the third quarter of fiscal 2025 was $0.9 million, or 6 cents per share. This compares to non-GAAP net loss of $2.3 million, or 16 cents per share for the preceding quarter and non-GAAP net income of $1.1 million, or 8 cents per share, for the third quarter of fiscal 2024.

Unrestricted cash and cash equivalents at June 30, 2025, were $15.6 million, compared to $11.1 million at September 30, 2024, due primarily to our focus on operational cash generation, strong accounts receivable collections from customers, and employee retention credit.

In discussing financial results for the three and nine months ended June 30, 2025 and 2024 and the three months ended March 31, 2025, in this press release, the Company refers to certain financial measures that are adjusted from the financial results prepared in accordance with United States generally accepted accounting principles ("GAAP"). All non-GAAP amounts exclude certain adjustments for stock compensation expense, severance expense, expenses related to the discontinued product line, gain on the sale of our Arizona headquarters, moving expenses, amortization of acquired intangible assets, acquisition expenses, goodwill and intangible asset impairment, inventory write-down of mature node semiconductor products, and income tax benefit related to our acquisition of Entrepix, Inc. A tabular reconciliation of financial measures prepared in accordance with GAAP to the non-GAAP financial measures is included at the end of this press release.

Outlook

Operating results can be significantly impacted, positively or negatively, by the timing of orders, system shipments, logistical challenges, and the financial results of semiconductor manufacturers. Additionally, the semiconductor equipment industries can be cyclical and inherently impacted by changes in market demand. Actual results may differ materially in the weeks and months ahead.

For the fiscal fourth quarter ending September 30, 2025, we expect revenues in the range of $17 to $19 million. Growth in AI related equipment sales in our Thermal Processing Solutions segment is anticipated to partially offset continued softness in mature node semiconductor product lines. With the benefit of previously implemented structural and operational cost reductions, we expect to deliver improved operating leverage, resulting in adjusted EBITDA margins in the mid-single digits. We remain focused on driving further efficiency gains and cost optimization across Amtech’s operations, positioning the company to expand margins and generate more resilient profitability going forward.

A portion of Amtech's results is denominated in Renminbis, a Chinese currency. The outlook provided in this press release is based on an assumed exchange rate between the United States Dollar and the Renminbi. Changes in the value of the Renminbi in relation to the United States Dollar could cause actual results to differ from expectations.

Conference Call

Amtech Systems will host a conference call at 5:00 pm ET on Wednesday, August 6, 2025 to discuss our fiscal third quarter financial results. The call will be available to interested parties by dialing 1-800-717-1738. For international callers, please dial +1-646-307-1865. A live webcast of the conference call will be available in the Investor Relations section of Amtech’s website at: https://www.amtechsystems.com/investors/events.

A replay of the webcast will be available in the Investor Relations section of the company’s website at http://www.amtechsystems.com/conference.htm shortly after the conclusion of the call and will remain available for approximately 30 calendar days.

About Amtech Systems, Inc.

Amtech Systems, Inc. provides equipment, consumables and services for semiconductor wafer fabrication and device packaging. Our products are used in fabricating semiconductor devices, such as silicon carbide (SiC) and silicon (Si) power devices, digital and analog devices, power electronic packages, advanced semiconductor packages and electronic assemblies. We sell these products to semiconductor device and module manufacturers worldwide, particularly in Asia, North America and Europe.

Cautionary Note Regarding Forward-Looking Statements

Certain information contained in this press release is forward-looking in nature. All statements in this press release, or made by management of Amtech Systems, Inc. and its subsidiaries ("Amtech"), other than statements of historical fact, are hereby identified as "forward-looking statements" (as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995). The forward-looking statements in this press release relate only to events or information as of the date on which the statements are made in this press release. Examples of forward-looking statements include statements regarding Amtech's future financial results, delivering profitable growth, creating long-term value for our shareholders, long term future prospects, operating results, business strategies, projected costs, the optimization and reduction of structural costs, products under development, competitive positions, plans and objectives of Amtech and its management for future operations, efforts to improve operational efficiencies and effectiveness and profitably grow our revenue, and enhancements to our technologies and expansion of our product portfolio. In some cases, forward-looking statements can be identified by terminology such as "may," "plan," "anticipate," "seek," "will," "expect," "intend," "estimate," "believe," "continue," "predict," "potential," "project," "should," "would," "could", "likely," "future," "target," "forecast," "goal," "observe," and "strategy" or the negative of these terms or other comparable terminology used in this press release or by our management, which are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. The Form 10-K that Amtech filed with the Securities and Exchange Commission (the "SEC") for the year-ended September 30, 2024, listed various important factors that could affect the Company's future operating results and financial condition and could cause actual results to differ materially from historical results and expectations based on forward-looking statements made in this document or elsewhere by Amtech or on its behalf. These factors can be found under the heading "Risk Factors" in the Form 10-K and in our subsequently filed Quarterly Reports on Form 10-Qs, and investors should refer to them. Because it is not possible to predict or identify all such factors, any such list cannot be considered a complete set of all potential risks or uncertainties. Except as required by law, we undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events, or otherwise.

Contacts:
Amtech Systems, Inc.
Wade M. Jenke
Vice President and Chief Financial Officer
irelations@amtechsystems.com
Sapphire Investor Relations, LLC Erica Mannion and Michael Funari (617) 542-6180 irelations@amtechsystems.com

AMTECH SYSTEMS, INC.

(NASDAQ: ASYS)

(Unaudited)

Summary Financial Information

(in thousands, except percentages)

	Three Months Ended			Nine Months Ended June 30,
	June 30, 2025	March 31, 2025	June 30, 2024	2025	2024
Amtech Systems, Inc.
Revenues, net	$19,557	$15,580	$26,749	$59,522	$77,102
GAAP gross profit (loss)	$9,132	$(325)	$9,758	$18,169	$26,428
Non-GAAP gross profit	$9,132	$5,661	$9,758	$24,155	$27,725
GAAP gross margin	47%	(2)%	36%	31%	34%
Non-GAAP gross margin	47%	36%	36%	41%	36%
Operating income (loss)	$915	$(31,583)	$816	$(30,328)	$(6,755)
New orders	$21,655	$15,701	$18,814	$55,426	$61,690
Backlog	$21,216	$19,119	$31,837	$21,216	$31,837
Thermal Processing Solutions Segment
Revenues, net	$14,208	$10,575	$18,038	$43,467	$53,006
GAAP gross profit	$6,325	$350	$6,313	$14,005	$17,513
Non-GAAP gross profit	$6,325	$3,912	$6,313	$17,567	$17,513
GAAP gross margin	45%	3%	35%	32%	33%
Non-GAAP gross margin	45%	37%	35%	40%	33%
Operating income (loss)	$2,907	$(8,401)	$1,690	$(2,620)	$3,666
New orders	$14,057	$10,562	$10,801	$37,786	$39,990
Backlog	$15,164	$15,315	$27,673	$15,164	$27,673
Semiconductor Fabrication Solutions Segment
Revenues, net	$5,349	$5,005	$8,711	$16,055	$24,096
GAAP gross profit (loss)	$2,807	$(675)	$3,445	$4,164	$8,915
Non-GAAP gross profit	$2,807	$1,749	$3,445	$6,588	$10,212
GAAP gross margin	52%	(13)%	40%	26%	37%
Non-GAAP gross margin	52%	35%	40%	41%	42%
Operating income (loss)	$878	$(21,077)	$1,621	$(20,557)	$(5,321)
New orders	$7,598	$5,139	$8,013	$17,640	$21,700
Backlog	$6,052	$3,804	$4,164	$6,052	$4,164

AMTECH SYSTEMS, INC.

(NASDAQ: ASYS)

(Unaudited)

Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2025	2024	2025	2024
Revenues, net	$19,557	$26,749	$59,522	$77,102
Cost of sales	10,425	16,991	41,353	49,825
Intangible asset impairment	—	—	—	849
Gross profit	9,132	9,758	18,169	26,428

Selling, general and administrative	7,387	8,209	22,553	25,028
Research, development and engineering	364	693	2,070	3,202
Loss (gain) on sale of fixed assets	45	—	274	(2,197)
Goodwill impairment	—	—	20,353	6,370
Intangible asset impairment	—	—	2,569	430
Severance expense	421	40	678	350
Operating income (loss)	915	816	(30,328)	(6,755)

Interest income	88	2	119	35
Interest expense	(5)	(107)	(19)	(498)
Foreign currency (loss) gain	(96)	182	305	(5)
Other	3	2	45	11
Income (loss) before income tax provision	905	895	(29,878)	(7,212)
Income tax provision	799	457	1,516	738
Net income (loss)	$106	$438	$(31,394)	$(7,950)

Income (Loss) Per Share:
Net income (loss) per basic share	$0.01	$0.03	$(2.20)	$(0.56)
Net income (loss) per diluted share	$0.01	$0.03	$(2.20)	$(0.56)
Weighted average shares outstanding:
Basic	14,314	14,209	14,294	14,198
Diluted	14,314	14,254	14,294	14,198

AMTECH SYSTEMS, INC.

(NASDAQ: ASYS)

(Unaudited)

Consolidated Balance Sheets

(in thousands, except share data)

	June 30, 2025	September 30, 2024
Assets
Current Assets
Cash and cash equivalents	$15,563	$11,086
Accounts receivable (less allowance for credit losses of $126 and $103 at June 30, 2025 and September 30, 2024, respectively)	19,047	21,989
Inventories	19,620	26,867
Income taxes receivable	152	132
Other current assets	3,373	4,302
Total current assets	57,755	64,376
Property, Plant and Equipment - Net	10,445	11,647
Right-of-Use Assets - Net	17,856	16,596
Intangible Assets - Net	1,135	4,004
Goodwill	908	21,261
Deferred Income Taxes - Net	185	185
Other Assets	1,180	884
Total Assets	$89,464	$118,953
Liabilities and Shareholders’ Equity
Current Liabilities
Accounts payable	$6,899	$5,356
Accrued compensation and related taxes	1,666	2,057
Accrued warranty expense	414	602
Other accrued liabilities	1,522	477
Current maturities of finance lease liabilities and long-term debt	112	101
Current portion of long-term operating lease liabilities	1,828	2,041
Contract liabilities	6,399	8,965
Total current liabilities	18,840	19,599
Finance Lease Liabilities and Long-Term Debt	127	189
Long-Term Operating Lease Liabilities	16,894	15,240
Income Taxes Payable	1,750	1,510
Other Long-Term Liabilities	135	57
Total Liabilities	37,746	36,595
Commitments and Contingencies
Shareholders’ Equity
Preferred stock; 100,000,000 shares authorized; none issued	—	—
Common stock; $0.01 par value; 100,000,000 shares authorized; shares issued and outstanding: 14,313,963 and 14,258,879 at June 30, 2025 and September 30, 2024, respectively	143	143
Additional paid-in capital	129,577	128,466
Accumulated other comprehensive loss	(1,077)	(720)
Retained deficit	(76,925)	(45,531)
Total Shareholders’ Equity	51,718	82,358
Total Liabilities and Shareholders’ Equity	$89,464	$118,953

AMTECH SYSTEMS, INC.

(NASDAQ: ASYS)

(Unaudited)

Consolidated Statements of Cash Flows

(in thousands)

	Nine Months Ended June 30,
	2025	2024
Operating Activities
Net loss	$(31,394)	$(7,950)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	2,167	2,310
Write-down of inventory	6,647	1,367
Goodwill impairment	20,353	6,370
Intangible asset impairment	2,569	1,279
Deferred income taxes	—	(13)
Non-cash share-based compensation expense	961	1,155
Loss (gain) on sale of fixed assets	274	(2,197)
Provision for allowance for credit losses	43	(21)
Changes in operating assets and liabilities:
Accounts receivable	2,899	2,204
Inventories	600	4,695
Other assets	3,057	4,205
Accounts payable	1,477	(1,965)
Accrued income taxes	219	548
Accrued and other liabilities	(1,696)	(4,298)
Contract liabilities	(2,567)	1,274
Net cash provided by operating activities	5,609	8,963
Investing Activities
Purchases of property, plant and equipment	(704)	(5,310)
Proceeds from the sale of property, plant and equipment	12	2,700
Net cash used in investing activities	(692)	(2,610)
Financing Activities
Proceeds from the exercise of stock options	150	28
Payments on long-term debt	(70)	(6,668)
Net cash provided by (used in) financing activities	80	(6,640)
Effect of Exchange Rate Changes on Cash and Cash Equivalents	(520)	337
Net Increase in Cash and Cash Equivalents	4,477	50
Cash and Cash Equivalents, Beginning of Period	11,086	13,133
Cash and Cash Equivalents, End of Period	$15,563	$13,183

AMTECH SYSTEMS, INC.

(NASDAQ: ASYS)

(Unaudited)

Reconciliation of GAAP to Non-GAAP Financial Measures

(in thousands, except per share data)

	Three Months Ended			Nine Months Ended June 30,
	June 30, 2025	March 31, 2025	June 30, 2024	2025	2024
Amtech Systems, Inc. Gross Profit (Loss):
GAAP gross profit (loss)	$9,132	$(325)	$9,758	$18,169	$26,428
Write-down of inventory related to polishing equipment	-	-	-	-	448
Inventory write-down of mature node semiconductor products	-	5,986	-	5,986	-
Intangible asset impairment	-	-	-	-	849
Non-GAAP gross profit	$9,132	$5,661	$9,758	$24,155	$27,725

GAAP gross margin	47%	(2)%	36%	31%	34%
Non-GAAP gross margin	47%	36%	36%	41%	36%

Thermal Processing Solutions Segment Gross Profit:
GAAP gross profit	$6,325	$350	$6,313	$14,005	$17,513
Write-down of inventory related to polishing equipment	-	-	-	-	-
Inventory write-down of mature node semiconductor products	-	3,562	-	3,562	-
Intangible asset impairment	-	-	-	-	-
Non-GAAP gross profit	$6,325	$3,912	$6,313	$17,567	$17,513

GAAP gross margin	45%	3%	35%	32%	33%
Non-GAAP gross margin	45%	37%	35%	40%	33%

Semiconductor Fabrication Solutions Segment Gross Profit (Loss):
GAAP gross profit (loss)	$2,807	$(675)	$3,445	$4,164	$8,915
Write-down of inventory related to polishing equipment	-	-	-	-	448
Inventory write-down of mature node semiconductor products	-	2,424	-	2,424	-
Intangible asset impairment	-	-	-	-	849
Non-GAAP gross profit	$2,807	$1,749	$3,445	$6,588	$10,212

GAAP gross margin	52%	(13)%	40%	26%	37%
Non-GAAP gross margin	52%	35%	40%	41%	42%

AMTECH SYSTEMS, INC.

(NASDAQ: ASYS)

(Unaudited)

Reconciliation of GAAP to Non-GAAP Financial Measures

(in thousands, except per share data)

	Three Months Ended			Nine Months Ended June 30,
	June 30, 2025	March 31, 2025	June 30, 2024	2025	2024
Consolidated Net Income (Loss):
GAAP net income (loss)	$106	$(31,812)	$438	$(31,394)	$(7,950)
Gain on sale of fixed assets	-	-	-	-	(2,197)
Building move expense	-	-	-	-	231
Write-down of inventory related to polishing equipment	-	-	-	-	448
Inventory write-down of mature node semiconductor products	-	5,986	-	5,986	-
Amortization of acquired intangible assets	27	107	154	242	595
Stock compensation expense	338	290	488	961	1,155
Goodwill impairment	-	20,353	-	20,353	6,370
Intangible asset impairment	-	2,569	-	2,569	1,279
Severance expense	421	184	40	678	350
Non-GAAP net income (loss)	$892	$(2,323)	$1,120	$(605)	$281

Net Income (Loss) per Diluted Share:
GAAP net income (loss) per diluted share	$0.01	$(2.23)	$0.03	$(2.20)	$(0.56)
Gain on sale of fixed assets	-	-	-	-	(0.15)
Building move expense	-	-	-	-	0.01
Write-down of inventory related to polishing equipment	-	-	-	-	0.03
Inventory write-down of mature node semiconductor products	-	0.42	-	0.42	-
Amortization of acquired intangible assets	-	0.01	0.01	0.02	0.04
Stock compensation expense	0.02	0.02	0.03	0.07	0.08
Goodwill impairment	-	1.43	-	1.42	0.45
Intangible asset impairment	-	0.18	-	0.18	0.09
Severance expense	0.03	0.01	0.01	0.05	0.02
Non-GAAP net income (loss) per diluted share	$0.06	$(0.16)	$0.08	$(0.04)	$0.02

AMTECH SYSTEMS, INC.

(NASDAQ: ASYS)

(Unaudited)

Reconciliation of Net Income to EBITDA and Adjusted EBITDA

(in thousands, except per share data)

	Three Months Ended June 30, 2025	Nine Months Ended June 30, 2025
Amtech Systems, Inc. EBITDA:
GAAP net income (loss)	$106	$(31,394)
Interest income	(88)	(119)
Interest expense	5	19
Income tax provision	799	1,516
Depreciation and amortization expense	594	2,167
EBITDA	1,416	(27,811)

Inventory write-down of mature node semiconductor products	-	5,986
Stock compensation expense	338	961
Goodwill impairment	-	20,353
Intangible asset impairment	-	2,569
Severance expense	421	678
Adjusted EBITDA	$2,175	$2,736